Exhibit 99.1

RealNetworks CEO Rob Glaser to Invest $10 Million into the Company
SEATTLE, February 10, 2020 -- RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced that it has entered into a private placement agreement with Rob Glaser, the Company’s Founder, Chairman of the Board, Chief Executive Officer, and largest shareholder. Pursuant to the agreement, Mr. Glaser will acquire approximately 8 million shares of RealNetworks Series B Preferred Stock, par value $0.001 per share, for aggregate gross proceeds to the Company of approximately $10 million. The price per share is the same price that the Company’s shares closed at on Friday, February 7th.
“25 years ago I invested $1 million to help create what became RealNetworks,” said Mr. Glaser. “Today I am pleased to invest an additional $10 million of my personal funds into the Company. I am making this investment because I believe the Company has a very promising future ahead of it. I am particularly enthusiastic about Real’s SAFR Computer Vision Platform and GameHouse free-to-play story-based casual games.”
Mr. Glaser will purchase the Series B Preferred Stock at a price of $1.24 per share, the closing price of the Company’s common stock on the NASDAQ stock market on February 7, 2020. The shares of Series B Preferred Stock are a newly designated non-voting series of preferred stock, convertible into shares of publicly traded common stock at the option of Mr. Glaser, subject to certain limitations. Following the transaction, in addition to his ownership of the non-voting Series B Preferred Stock, Mr. Glaser will beneficially own approximately 14.6 million shares of RealNetworks voting common stock, or approximately 37% of the Company’s outstanding common stock. Pursuant to both existing and new agreements, Mr. Glaser’s beneficial ownership of voting common stock will not exceed 38.5% of the Company’s outstanding voting shares, unless otherwise and separately agreed to by the Company.
RealNetworks expects to close the transaction before market close on February 10, 2020 and intends to use the net proceeds primarily for working capital and general corporate purposes.
Houlihan Lokey LLC acted as the independent financial advisor to the Special Committee of the Board of Directors of RealNetworks.

About RealNetworks
Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. For information about our other products, visit www.realnetworks.com.

RealNetworks is a registered trademark of RealNetworks, Inc. All other trademarks, names of actual companies and products mentioned herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding future prospects and completion of the transaction. All statements contained in this press release that do not relate to matters of historical fact

Exhibit 99.1

should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
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